                                                                    EXHIBIT 2(j)



                                CUSTODY AGREEMENT

        AGREEMENT dated as of August 12, 1986 between THE GABELLI EQUITY TRUST INC. (the "Fund"), a Maryland Corporation, having its principal office and place of business at 8 Sound Shore Drive, Greenwich, Connecticut 06830, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.


                               W I T N E S S E T H:

        That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

        1.     Definitions.

                   Whenever used in this Agreement or in any Schedules to
               this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               (a) "Authorized Person" shall be deemed to include the President, and any Vice President, the Secretary, the Treasurer, or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

               (b) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

               (c) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Authorized Persons or any two officers thereof.

               (d) "Articles of Incorporation" shall mean the Articles of Incorporation of the Fund dated May 20, 1986 as the same may be amended from time to time.

               (e) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

               (f) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers, acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

               (g) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

               (h) "Portfolio" refers to any separate and distinct portfolio as may from time to time be created and designated by the Fund in accordance with the provisions of the Articles of Incorporation. Should the Fund have only one Portfolio, then for purposes of this Agreement, the term "Portfolio" should be read as the "Fund."

               (i) "Prospectus" shall mean the Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

               (j) "Shares" refers to the shares of common stock, $.001 par value per share of the Fund.

               (k) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by each Portfolio.

               (l) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund.

               (m) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

               (n) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

        2.     Appointment of Custodian.

               (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at the time owned by or in the possession of the Fund and specifically allocated to a Portfolio during the period of this Agreement.

               (b) The Custodian hereby accepts appointment as such custodian for each Portfolio and agrees to perform the duties thereof as hereinafter set forth.

        3.     Compensation.

               (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein for the existing Portfolios. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Fund.

               (b) The parties hereto will agree upon the compensation for acting as custodian for any Portfolio hereafter established and designated, and at the time that the Custodian commences serving as such for said Portfolio, such agreement shall be reflected in a Fee Schedule for that Portfolio, dated and signed by an officer of each party hereto, which shall be attached to Schedule A of this Agreement.

               (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer of each party hereto.

               (d) The Custodian will bill the Fund for each Portfolio as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for each Portfolio. The Fund will promptly pay to the Custodian the amount of such billing.

        4.     Custody of Cash and Securities.

               (a) Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Custodian all Securities and moneys owned by it at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and moneys are to be specifically allocated. The Custodian will not be responsible for such Securities and moneys until actually received by it. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of a Certificate, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or a Certificate, as to the manner in which and in what amounts Securities and moneys of a Portfolio are to be deposited on behalf of such Portfolio in the Book-Entry System or the Depository and specifically allocated on the books of the Custodian to such Portfolio; provided, however, that prior to the deposit of Securities of a Portfolio in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and moneys of the Fund deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

               (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for each Portfolio and shall credit to the separate account of each Portfolio all moneys received by it for the account of such Portfolio and shall disburse the same only:

                      1. In payment for Securities purchased for such Portfolio, as provided in Section 5 hereof;

                      2. In payment of dividends or distributions with respect to the Shares of such Portfolio, as provided in Section 7 hereof;

                      3. In payment of original issue or other taxes with respect to the Shares of such Portfolio, as provided in
                      Section 8 hereof;

                      4. In payment for Shares which have been redeemed by such Portfolio, as provided in Section 8 hereof;

                      5. Pursuant to Certificates, or with respect to Money Market Securities, Oral Instructions or Certificates, setting forth the name of such Portfolio, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

                      6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Portfolio, as provided in Section 12(h) hereof.

               (c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of each Portfolio during said day. Where securities purchased by a

               Portfolio are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to such Portfolio. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for each Portfolio under this Agreement.

               (d) Registration of Securities and Physical Separation. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Portfolio may be registered in the name of that Portfolio, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of each Portfolio. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Portfolio and which may from time to time be registered in the name of a Portfolio. The Custodian shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or the Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.

               (e) Segregated Accounts. Upon receipt of a Certificate the Custodian will establish segregated accounts on behalf of any Portfolio or Portfolios to hold liquid or other assets as it shall be directed by a Certificate and shall increase or decrease the assets in such Segregated Account only as it shall be directed by a subsequent Certificate.

               (f) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Portfolio in accordance with this Agreement:

                      1. Collect all income due or payable;

                      2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

                      3. Surrender Securities in temporary form for definitive Securities;

                      4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                      5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of each Portfolio all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for each Portfolio.

               (g) Delivery of Securities and Evidence of Authority. Upon receipt of a Certificate and not otherwise, except for subparagraphs 5, 6, 7, and 8 which may be effected by Oral or Written Instructions and confirmed by Certificates, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

                      1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

                      2. Deliver or cause to be delivered any Securities held for a Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                      3. Deliver or cause to be delivered any Securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each Portfolio such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                      4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Portfolio and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                      5. Deliver Securities owned by any Portfolio upon sale of such Securities for the account of such Portfolio pursuant to Section 5;

                      6. Deliver Securities owned by any Portfolio upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Portfolio;

                      7. Deliver Securities owned by any Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian;

                      8. Deliver Securities owned by any Portfolio for delivery in connection with any loans of securities made by such Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

                      9. Deliver Securities owned by any Portfolio for delivery as security in connection with any borrowings by such Portfolio requiring a pledge of Portfolio assets, but only against receipt of amounts borrowed;

                      10. Deliver Securities owned by any Portfolio upon receipt of Written Instructions from such Portfolio for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

                      11. Deliver Securities owned by any Portfolio as collateral in connection with short sales by that Portfolio of common stock for which such Portfolio owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment of further consideration, into shares of the common stock sold short;

                      12. Deliver Securities owned by any Portfolio for any purpose expressly permitted by and in accordance with procedures described in the Fund's Prospectus; and

                      13. Deliver Securities owned by any Portfolio for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

               (h) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Portfolio.

            5. Purchase and Sale of Investments of the Portfolios.

               (a) Promptly after each purchase of Securities for a Portfolio, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to each purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker though whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive all Securities purchased by or for a Portfolio and upon receipt of such Securities shall pay out of the moneys held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

               (b) Promptly after each sale of Securities of a Portfolio, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Certificate or such Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

       6.     Lending of Securities.

              If the Fund or any Portfolio is permitted by the terms of its Articles of Incorporation and as disclosed in its Prospectus to lend Securities specifically allocated to that Portfolio, within 24 hours after each loan of Securities, the Fund shall deliver to the Custodian Written Instructions specifying with respect to each such loan: (a) the Portfolio to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian, and specifically allocated to such Portfolio against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (f) the name of the broker, dealer or financial institution to which the loan was made; and (g) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

                     Promptly after each termination of a loan of Securities
              specifically allocated to a Portfolio, the Fund shall deliver to the

               Custodian Written Instructions specifying with respect to each such loan termination and return of Securities: (a) the name of the Portfolio to which such loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination;
               (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (f) the name of the broker, dealer or financial institution from which the Securities will be returned; and (g) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys specifically allocated to such Portfolio, the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

        7.     Payment of Dividends or Distributions.

               (a) The Fund shall furnish to the Custodian the resolution of the Board of Directors of the Fund certified by the Secretary (i) authorizing the declaration of dividends with respect to a Portfolio on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Portfolio, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

               (b) Upon the payment date specified in such resolution, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay out the moneys specifically allocated to and held for the account of the appropriate Portfolio the total amount payable to the Transfer Agent of the Fund.

            8. Sale and Redemption of Shares of the Portfolios.

               (a) Whenever the Fund shall sell any Shares of a Portfolio, the Fund shall deliver or cause to be delivered to the Custodian a Certificate duly specifying:

                      1. The name of the Portfolio whose Shares were sold;

                      2. The number of Shares sold, trade date, and price; and

                      3. The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to such Portfolio.

                      The Custodian understands and agrees that the Certificate
               may be furnished subsequent to the purchase of Shares of a Portfolio and that the information contained therein will be derived from the sales of Shares of such Portfolio as reported to the Fund by the Transfer Agent.

               (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Portfolio specified in subparagraph (1) of paragraph (a) of this
               Section 8.

               (c) Upon issuance of any Shares of a Portfolio in accordance with the foregoing provisions of this Section 8, the Custodian shall pay, out of the moneys specifically allocated and held for the account of such Portfolio, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

               (d) Except as provided hereafter, whenever any Shares of a Portfolio are redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

                      1. The name of the Portfolio whose Shares were redeemed;

                      2. The number of Shares redeemed; and

                      3. The amount to be paid for the Shares redeemed.

                      Any such Written Instructions shall be confirmed by a
               Certificate which the Custodian understands and agrees may be furnished subsequent to the redemption of Shares of a Portfolio. The Custodian further understands that the information contained in such Certificate will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

               (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Portfolio received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Portfolio specified in subparagraph
               (1) of paragraph (d) of this Section 8 of the total amount specified in the Certificate issued pursuant to paragraph (d) of this Section 8.

              (f) Notwithstanding the above provisions regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate shall, upon receipt of advice from the Fund or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys specifically allocated to the Fund in such advice for such purpose.

        9.     Indebtedness.

               (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written or Oral Instructions stating with respect to each such borrowing: (1) the name of the Portfolio for which the borrowing is to be made; (2) the name of the bank;
               (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Fund for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

               (b) Upon receipt of the Certificate referred to in subparagraph
               (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written or Oral Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities specifically allocated to such Portfolio as may be specified in Written or Oral Instructions to collateralize further any transaction described in this Section 9. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written or Oral Instructions all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

           10. Persons Having Access to Assets of the Portfolios.

               (a) No Director, officer, employee or agent of the Fund, and no officer, director, employee or agent of the Adviser, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund or the Adviser shall have access to the assets of the Fund.

               (b) The individual employees of the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Fund are listed in the certification annexed hereto as Appendix C. The Custodian shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

               (c) Nothing in this Section 10 shall prohibit any officer, employee or agent of the Fund, or any officer, director, employee or agent of the Adviser, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 10.

        11.    Concerning the Custodian.

               (a) Standard of Conduct. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

               (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                   1. The validity of the issue of any Securities purchased by any Portfolio, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                   2. The legality of the sale of any Securities by any Portfolio, or the propriety of the amount for which the same are sold;

                   3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                   4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                   5. The legality of the declaration or payment of any dividend or other distribution of any Portfolio;

                   6. The legality of any borrowing for temporary or emergency administrative purposes.

               (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Portfolio until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

               (d) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Portfolio from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

               (e) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

               (f) Appointment of Agents and Sub-Custodians. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by any Portfolio, upon terms and conditions specified in a Certificate. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of the Fund by any Foreign Sub-Custodian. In addition, the Custodian shall hold the Fund harmless from, and indemnify the Fund against, any loss that occurs as a result of the failure of any Foreign Sub-Custodian to exercise reasonable care with respect to the safekeeping of Securities and moneys of the Fund.

               (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund and specifically allocated to a Portfolio are such as may properly be held by the Fund and specifically allocated to such Portfolio under the provisions of the Articles of Incorporation and the Prospectus.

               (h) Compensation of the Custodians. The Custodian shall be entitled to receive, and the Fund agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge against any moneys specifically allocated to a Portfolio such compensation and any expenses incurred by the Custodian in the performance of its
                                        18
               duties pursuant to such agreement with respect to such Portfolio. The Custodian shall also be entitled to charge against any money held by it and specifically allocated to a Portfolio the amount of any loss, damage, liability or expense incurred with respect to such Portfolio, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

                   The expenses which the Custodian may charge against such
               account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities of any Portfolio.

               (i) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Fund. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

              (j) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by employees of the Securities and Exchange Commission.

                  The Custodian shall provide the Fund with any report
              obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reason ably request from time to time.

       12.    Term and Termination.

              (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

              (b) Either of the parties hereto may terminate this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified resolution of the Board of Directors of the Fund, electing to terminate this Agreement with respect to any Portfolio and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Directors of the Fund, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian for any Portfolio, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Fund) and moneys then owned by such Portfolio, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.


              (c) Upon the date set forth in such notice under paragraph (b) of this Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to
                                        20
               the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Portfolio or Portfolios specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio or Portfolios.

        13.    Miscellaneous.

               (a) Annexed hereto as Appendix A is a certification signed by two of the present officers of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

               (b) Annexed hereto as Appendix B is a certification signed by two of the present officers of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Fund or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

               (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

               (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108, or at such other place as the Fund may from time to time designate in writing.

               (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a resolution of the Board of Directors of the Fund, including a majority of the members of the Board of Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

               (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a resolution of the Board of Directors of the Fund, and any attempted assignment without such written consent shall be null and void.

               (g) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

               (h) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

               (i) This Agreement may be executed in any number of counter parts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.


                                            THE GABELLI EQUITY TRUST INC.


                                            By: /s/ Nicholas E.E. De Stefano
                                                ----------------------------

Attest:


----------------------------


                                            BOSTON SAFE DEPOSIT AND
                                                TRUST COMPANY



                                            By: /s/ Jane C. Tempel
                                                ----------------------------


Attest:


/s/ Ronald G. Sampson
-----------------------------

                                   APPENDIX A


       We, Mario J. Gabelli, President, and Nicholas E.E. De Stefano, Secretary, of The Gabelli Equity Trust Inc., a Maryland corporation (the "Fund"), do hereby certify that:

       The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund and the signatures set forth opposite their respective names are their true and correct signatures:


        Name                        Signature

Robert E. Mulligan                  /s/ Robert E. Mulligan
                                    -----------------------------------

Irene Frangiadakis                  /s/ Irene Frangiadakis
                                    -----------------------------------




                                    /s/ Mario J. Gabelli
                                    ------------------------------------
                                    Mario J. Gabelli, President


                                    /s/ Nicholas E.E. De Stefano
                                    ------------------------------------

                                    Nicholas E.E. De Stefano, Secretary

                             AFFIDAVIT OF SIGNATURES


       I, Peter Meenan, Executive Vice President and General Counsel of The Boston Company Advisors, Inc. do hereby certify that the signatures set forth opposite the respective names of Robert E. Mulligan and Irene Frangiadakis are their true and correct signatures.


        Name                        Signature

Robert E. Mulligan                  /s/ Robert E. Mulligan
                                    ----------------------------

Irene Frangiadakis                  /s/ Irene Frangiadakis
                                    ----------------------------


                                            /s/ Peter Meenan
---------------------                       ----------------------------
Witness                                     Peter Meenan


Date: 8/19/86                               Date: 8/19/86
     ----------------                            -----------------------

                              APPENDIX B - OFFICERS


       I, Mario J. Gabelli, President, and I, Nicholas E.E. De Stefano, Secretary, of The Gabelli Equity Trust Inc., a Maryland corporation (the "Fund"), do hereby certify that:

       The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Articles of Incorporation and the signatures set forth opposite their respective names are their true and correct signatures:


        Name                 Position              Signature
        ----                 --------              ---------

Mario J. Gabelli             President             /s/ Mario J. Gabelli
                                                   ----------------------------

Nicholas E.E. De Stefano     Executive Vice
                             President and
                             Secretary             /s/ Nicholas E.E. De Stefano
                                                   ----------------------------


Edward A. Leskowicz, Jr.     Treasurer             /s/ Edward A. Leskowicz, Jr.
                                                   ----------------------------


Douglas Jamieson             Assistant Secretary   /s/ Douglas Jamieson
                                                   ----------------------------


Irene Smolicz                Assistant Secretary   /s/ Irene Smolicz
                                                   ----------------------------


                           /s/ Mario J. Gabelli
                           ----------------------------------------------------
                           Mario J. Gabelli, President

                           /s/ Nicholas E.E. De Stefano
                           ----------------------------------------------------
                           Nicholas E.E. De Stefano, Secretary

                      APPENDIX C - INDIVIDUALS WITH ACCESS


        I, Ronald G. Sampson, Secretary of Boston Safe Deposit and Trust Company, a Massachusetts corporation (the "Custodian"), do hereby certify that:

        The following seven named individuals have been duly authorized by the Executive Committee of the Board of Directors of the Custodian to have access to the assets of the THE GABELLI EQUITY TRUST INC., a Maryland corporation, held by the Custodian in its capacity as such:

                             Karen D. DeVitto
                             Peter DiCerbo
                             Margaret E. Ford
                             Carolyn F. Kiess
                             Russell G. McAdams, II
                             Virginia Shea
                             S. Elizabeth Tindley






                                                   /s/ Ronald G. Sampson
                                                   -----------------------------
                                                   Ronald G. Sampson

                                                                      Schedule A


                                  CUSTODY FEES

                                            Annual Fee Rate as a Percentage
                                               of Month-End Market Value
                                           ----------------------------------
General Custody:

Domestic Custody                            .02% or minimum $5,000 per month,
                                            whichever is greater

International                               Custody .23% for the first $100
                                            million and .19% in excess of $100
                                            million per month for global
                                            custody; .02% for domestic custody

Custody Transaction Charges

International Transactions                  $20.00

Domestic:
--      Portfolio Trades                    Depository Eligible $12.00
                                            Non-Depository Eligible $25.00

--      Option charge for each option
        written or closing contract,
        per issue, per broker               $25.00
--      Option expiration charge,
        per issue, per broker               $10.00
--      Option exercised charge, per
        issue, per broker                   $10.00

Securities Lending Charges
--------------------------

--      Deliver securities against
        collateral                          $25.00
--      Deliver collateral against
        receipt of securities               $20.00
--      Marking-to-market                   $ 5.00/day

                                                                      Schedule B


       The Fund will pay to the Custodian as soon as possible after the end of each month all out-of-pocket expenses reasonably incurred in connection with the assets of the Fund.

       These out-of-pocket expenses would include, but are not necessarily limited to, the following:

        -      Federal wire fees

        -      Registered mail costs

        -      Armored car fees

        -      Certificate fees

        -      Costs of Exception Processing of corporate action items

        - All other miscellaneous expenses reasonably incurred by the Custodian